Exhibit 99.1

Ramco-Gershenson Properties Trust Reports Financial Results for the Second Quarter of 2011

FARMINGTON HILLS, Mich.--(BUSINESS WIRE)--July 26, 2011--Ramco-Gershenson Properties Trust (NYSE:RPT) today announced results for the three and six months ended June 30, 2011.

Highlights for the Second Quarter:

Balance Sheet Improvement:

•	Closed a $100 million convertible perpetual preferred offering and a new $250 million unsecured credit facility.

•	Improved the Company’s net debt to EBITDA ratio for the first half of 2011 to 6.7x, compared to 7.2x for the same period in 2010.

•	Ended the quarter with net debt to market capitalization of 44.7%, compared to 54.4% for the same period in 2010.

Capital Recycling Activities:

•	Acquired Heritage Place, a 269,254 square foot shopping center located in St. Louis, Missouri.

•	Sold one shopping center and one outparcel totaling $19.6 million resulting in a gain of $8.5 million.

Shopping Center Operations:

•	Commenced the redevelopment of The Shops on Lane Avenue in Columbus, Ohio to include a new 35,000 square foot Whole Foods Market.

•	Executed 84 leases encompassing 495,208 square feet. At quarter end, the Company’s core portfolio was 92.1% leased.

•	Increased same center net operating income 1.3% over the same period last year.

“As demonstrated by our activities this quarter, our Company continues to execute on a well-defined business plan that includes a strengthened capital structure, an aggressive capital recycling program and a commitment to improving the performance of our core shopping center portfolio,” said Dennis Gershenson, President and Chief Executive Officer. “These initiatives will be instrumental in driving long-term shareholder value and sustainable earnings growth this year and beyond.”

Financial Results

Funds from Operations (FFO) for the three months ended June 30, 2011 was $9.0 million or $0.22 per diluted share, compared to FFO of $10.0 million, or $0.27 per diluted share for the same period in 2010. FFO for the three months ended June 30, 2011 included a $2.0 million non-cash loss on early extinguishment of debt. Excluding this one-time item, FFO for the three months ended was $11.0 million, or $0.26 per share.

FFO for the six months ended June 30, 2011 was $19.1 million or $0.47 per diluted share, compared to FFO of $18.5 million, or $0.52 per diluted share for the same period in 2010. Excluding all one-time items, FFO for the six months ended June 30, 2011 was $21.1 million or $0.51 per diluted share, compared to FFO of $21.1 million or $0.59 per diluted share for the same period in 2010.

Net income (loss) available to common shareholders for the three months ended June 30, 2011 was $3.5 million or $0.09 per diluted share, compared to $(1.0) million or $(0.03) per diluted share for the same period in 2010. Net income (loss) available to common shareholders for the six months ended June 30, 2011 was $3.3 million or $0.09 per diluted share, compared to $(1.7) million or $(0.05) per diluted share for the same period in 2010.

Capital Markets/Balance Sheet

During the quarter, the Company completed an offering of cumulative convertible perpetual preferred stock totaling $100 million priced at a dividend rate of 7.25%. Net proceeds of $96.7 million, were used to pay down a $30 million bridge loan and reduce borrowings under the Company’s revolving line of credit.

Also during the quarter, the Company closed on a new $250 million unsecured bank facility comprised of a $175 million revolving line of credit and a $75 million term loan. The revolving line and term loan have terms of three and four years, respectively, and each features a one-year extension at the Company’s option. Interest cost for the facility ranges from 200 to 275 basis points over LIBOR based upon the Company’s leverage. At quarter-end the Company had $33 million drawn under its revolving line of credit.

At June 30, 2011, the Company’s total market capitalization equaled $1.1 billion, comprised of 41.7 million shares of common stock (or equivalents) valued at $516.1 million, two million shares of convertible perpetual preferred stock valued at $99.8 million and $498.2 million of debt and capital lease obligations, net of cash. The weighted-average term of the Company’s debt was approximately 5.9 years.

At June 30, 2011, the Company’s ratio of net debt to total market capitalization was 44.7%, compared to 54.4% for the same period in 2010. Its net debt to EBITDA ratio for the first half of 2011 was 6.7x, compared to 7.2x for the same period last year.

Capital Recycling Activities

During the quarter, the Company acquired Heritage Place a 269,254 square foot shopping center in Creve Coeur, a suburb of St. Louis, Missouri. Heritage Place is anchored by a 74,721 square foot Dierberg’s Supermarket, the dominant upscale grocer in the St. Louis market.

Also during the quarter, the Company completed the sale of the CVS outparcel at its Southbay Shopping Center in Osprey, Florida for $2.6 million and the sale of the Lantana Shopping Center, a 123,610 square foot property located in Lantana, Florida for $16.9 million. Subsequent to quarter end, the Company completed the sale of Sunshine Plaza, a 237,026 square foot shopping center located in Tamarac, Florida for $15.0 million. The sale of Lantana and Sunshine represent two of three centers the Company announced would be sold in 2011. Proceeds from the sales were used to reduce borrowings under the Company’s revolving line of credit.

Operating Statistics

As of June 30, 2011, the Company owned equity interests in 89 retail shopping centers and one office building consisting of 58 wholly-owned properties and 32 joint venture properties totaling 20.6 million square feet of gross leasable area, of which 15.7 million is owned by the Company or its joint ventures. At quarter-end, the core portfolio was 92.1% leased. Including properties slated for redevelopment, the Company’s portfolio was 90.3% leased.

During the quarter, the Company executed 84 lease transactions in its wholly-owned and joint venture portfolios encompassing 495,208 square feet, including 52 renewals encompassing 290,837 square feet at an average increase of 1.7% over prior rents paid.

At quarter-end, the Company had 44 properties in its wholly-owned, same-center portfolio. On a same- center basis, occupancy was 92.3% compared to 90.8% for the same period last year. Same-center net operating income for the wholly-owned portfolio increased 1.3% for the quarter and 0.3% for the six months ended June 30, 2011, compared to the same periods in 2010.

Redevelopment

During the quarter, the Company commenced the redevelopment of The Shops on Lane Avenue in Upper Arlington (Columbus), Ohio. The redevelopment includes the relocation and expansion of Whole Foods Market into a new 35,000 square foot store. The total project cost is estimated to be $6.5 million, with the Company’s share being $1.3 million.

Dividend

On July 1, 2011, the Company paid a second quarter cash dividend of $0.16325 per common share (or equivalents) and a cash dividend of $0.855903 per Series D Convertible Perpetual Preferred share for the period from April 6 to June 30, 2011. The Company’s FFO payout ratio for the quarter, adjusted for the one-time loss on early extinguishment of debt, was 63.8%.

2011 Guidance

The Company is narrowing its FFO guidance range, excluding non-recurring items, to $0.92 to $0.98 per diluted share. The Company’s previously issued FFO guidance was $0.90 to $1.00 per diluted share.

Conference Call/Webcast

Ramco-Gershenson Properties Trust will host a live broadcast of its second quarter conference call on Wednesday, July 27, 2011, at 10:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-8035, no pass code. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (pass code-Account #286, Conference ID # 375517), for one week.

Supplemental Materials

The Company’s supplemental financial package is available on its corporate web site at www.rgpt.com in the investor info section, SEC filings tab. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

About Ramco-Gershenson Properties Trust

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan. Our primary business is the ownership and management of shopping centers in targeted markets in the Eastern and Midwestern regions of the United States. At June 30, 2011, the Company owned interests in 89 shopping center properties and one office building that comprise approximately 20.6 million square feet of gross leasable area, of which 15.7 million square feet is owned by the Company and its real estate joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Wisconsin, Indiana, New Jersey, Maryland, South Carolina, Virginia, Tennessee, Illinois and Missouri. For additional information regarding Ramco-Gershenson Properties Trust visit the Company's website at www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in the forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, the ongoing U.S. recession, the existing global credit and financial crisis and other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, adverse changes in the retail industry, our continuing to qualify as a REIT and other factors discussed in the Trust’s reports filed with the Securities and Exchange Commission.

RAMCO-GERSHENSON PROPERTIES TRUST Condensed Consolidated Balance Sheets June 30, 2011 (Unaudited) and December 31, 2010 (In thousands, except per share data)

	June 30,	December 31,
	2011	2010
ASSETS
Income producing properties, at cost:
Land	$124,316	$114,814
Buildings and improvements	861,637	863,229
Less accumulated depreciation and amortization	(215,958)	(213,919)
Income producing properties, net	769,995	764,124
Construction in progress and land held for development or sale
(including $0 and $25,812 of consolidated variable interest entities,
respectively)	96,974	95,906
Property held for sale	13,630	-
Net real estate	$880,599	$860,030
Equity investments in unconsolidated joint ventures	112,111	105,189
Cash and cash equivalents	6,314	10,175
Restricted cash	6,836	5,726
Accounts receivable, net	10,302	10,451
Notes receivable	3,000	3,000
Other assets, net	59,417	58,258
TOTAL ASSETS	$1,078,579	$1,052,829

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable:
Mortgages payable (including $0 and $4,605 of consolidated variable
interest entities, respectively)	$361,932	$363,819
Unsecured revolving credit facility	33,000	-
Unsecured term loan facility	75,000	-
Secured revolving credit facility	-	119,750
Secured term loan facility, including secured bridge loan	-	60,000
Junior subordinated notes	28,125	28,125
Total mortgages and notes payable	$498,057	$571,694
Capital lease obligation	6,493	6,641
Accounts payable and accrued expenses	28,525	24,986
Other liabilities	2,712	3,462
Distributions payable	8,506	6,680
TOTAL LIABILITIES	$544,293	$613,463

Ramco-Gershenson Properties Trust shareholders' equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D
Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 and 0 shares issued and
outstanding at June 30, 2011 and December 31, 2010, respectively	$100,000	$-
Common shares of beneficial interest, $0.01 par, 60,000 shares authorized, 38,543 and 37,947 shares issued and outstanding as of June
30, 2011 and December 31, 2010, respectively	385	379
Additional paid-in capital	569,211	563,370
Accumulated distributions in excess of net income	(170,824)	(161,476)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	498,772	402,273
Noncontrolling interest	35,514	37,093
TOTAL SHAREHOLDERS' EQUITY	534,286	439,366

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,078,579	$1,052,829

RAMCO-GERSHENSON PROPERTIES TRUST
Condensed Consolidated Statements of Operations
For the three and six months ended June 30, 2011 and 2010
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
REVENUE
Minimum rent	$21,150	$19,536	$41,354	$39,446
Percentage rent	45	120	122	193
Recovery income from tenants	7,364	7,171	14,925	14,636
Other property income	609	1,035	2,134	2,251
Management and other fee income	795	1,040	1,787	2,070
TOTAL REVENUE	29,963	28,902	60,322	58,596

EXPENSES
Real estate taxes	4,714	4,434	9,145	8,894
Recoverable operating expense	3,319	3,100	7,406	6,704
Other non-recoverable operating expense	623	940	1,368	2,091
Depreciation and amortization	9,677	7,319	18,390	14,846
General and administrative	4,866	4,824	9,922	8,950
TOTAL EXPENSES	23,199	20,617	46,231	41,485

INCOME BEFORE OTHER INCOME AND EXPENSE, TAX AND DISCONTINUED OPERATIONS	6,764	8,285	14,091	17,111

OTHER INCOME AND EXPENSES
Other income (expense)	(201)	(303)	(411)	(633)
Gain on sale of real estate	2,240	499	2,396	499
Earnings from unconsolidated joint ventures	672	(73)	1,633	885
Interest expense	(6,967)	(7,925)	(15,098)	(15,747)
Amortization of deferred financing fees	(476)	(639)	(1,104)	(1,222)
Impairment charge on unconsolidated joint ventures	-	-	-	(2,653)
Loss on early extinguishment of debt	(1,968)	-	(1,968)	-
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAX	64	(156)	(461)	(1,760)
Income tax (provision) benefit	(831)	209	(890)	352
INCOME (LOSS) FROM CONTINUING OPERATIONS	(767)	53	(1,351)	(1,408)

DISCONTINUED OPERATIONS
Gain (loss) on sale of real estate	6,210	(2,050)	6,210	(2,050)
Income from discontinued operations	86	195	417	303
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	6,296	(1,855)	6,627	(1,747)

NET INCOME (LOSS)	5,529	(1,802)	5,276	(3,155)
Net (income) loss attributable to noncontrolling interest	(371)	760	(350)	1,431
NET INCOME (LOSS) ATTRIBUTABLE TO RAMCO-GERSHENSON PROPERTIES TRUST	5,158	(1,042)	4,926	(1,724)
Preferred share dividends	(1,619)	-	(1,619)	-
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$3,539	$(1,042)	$3,307	$(1,724)

EARNINGS (LOSS) PER COMMON SHARE, BASIC
Continuing operations	$(0.06)	$0.02	$(0.07)	$-
Discontinued operations	0.15	(0.05)	0.16	(0.05)
	$0.09	$(0.03)	$0.09	$(0.05)
EARNINGS (LOSS) PER COMMON SHARE, DILUTED
Continuing operations	$(0.06)	$0.02	$(0.07)	$-
Discontinued operations	0.15	(0.05)	0.16	(0.05)
	$0.09	$(0.03)	$0.09	$(0.05)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	38,523	34,371	38,227	32,706
Diluted	38,523	34,371	38,227	32,706

Ramco-Gershenson Properties Trust
Funds from Operations
For the Three and Six Months Ended June 30, 2011
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income (loss) available to common shareholders	$3,539	$(1,042)	$3,307	$(1,724)
Adjustments:
Rental property depreciation and amortization expense	9,621	7,366	18,354	14,951
Pro-rata share of real estate depreciation from unconsolidated joint ventures	1,663	1,704	3,286	3,380
Loss (gain) on sale of depreciable real estate	(6,210)	2,050	(6,210)	2,050
Noncontrolling interest in Operating Partnership	374	(105)	357	(174)
FUNDS FROM OPERATIONS	$8,987	$9,973	$19,094	$18,483
Impairment charge on unconsolidated joint ventures	-	-	-	2,653
Loss on early extinguishment of debt	1,968	-	1,968	-
FUNDS FROM OPERATIONS, EXCLUDING ITEMS ABOVE	$10,955	$9,973	$21,062	$21,136

Weighted average common shares	38,523	34,371	38,227	32,706
Shares issuable upon conversion of Operating Partnership units	2,829	2,902	2,856	2,902
Dilutive effect of securities	305	-	313	-
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	41,657	37,273	41,396	35,608

FUNDS FROM OPERATIONS, PER DILUTED SHARE	$0.22	$0.27	$0.47	$0.52
Impairment charge on unconsolidated joint ventures	-	-	-	0.07
Loss on early extinguishment of debt	0.04	-	0.04	-
FUNDS FROM OPERATIONS, EXCLUDING ITEMS ABOVE, PER DILUTED SHARE	$0.26	$0.27	$0.51	$0.59

Dividend per common share	$0.1633	$0.1633	$0.3265	$0.3265
Payout ratio - FFO, excluding impairment and early extinguishment of debt	63.8%	61.0%	64.0%	55.0%

Management considers funds from operations, also known as “FFO,” an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents net income attributable to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America (“GAAP”), gains (losses) on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered an alternative to GAAP net income attributable to common shareholders as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

CONTACT:
Ramco-Gershenson Properties Trust
Dawn Hendershot, 248-592-6202
Director of Investor Relations and Corporate Communications